FIRST PACIFIC MUTUAL FUND, INC.

                            DISTRIBUTION PLAN

     WHEREAS, First Pacific Mutual Fund, Inc. (the "Corporation") engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act").

     WHEREAS, First Hawaii Municipal Bond Fund series, First Hawaii Intermediate Municipal Fund series and First Idaho Tax-Free Fund series are series of the Corporation operated as open-ended non-diversified management investment companies and all references to any series of the Corporation will be called the "Fund" unless expressly noted otherwise.

     WHEREAS, each Fund intends to act as a distributor of its shares of capital stock as defined in Rule 12b-1 under the Act, and the Board of Directors of the Corporation has determined that there is a reasonable likelihood that adoption of this Distribution Plan will benefit the Fund and its shareholders.

     NOW THEREFORE, the Corporation hereby adopts this Distribution Plan for the Fund (the "Plan") in accordance with Rule 12b-1 under the Act and containing the following terms and conditions:

     1. The Fund may finance activities which are primarily intended to result in the sale of its shares in accordance with this Plan. The expenses of such activities ("Distribution Expenses") shall not exceed .25 of one percent (.25%) per annum of the First Hawaii Municipal Bond Fund and First Hawaii Intermediate Municipal Fund average daily net assets.
The expenses of such activities ("Distribution Expenses") for the First Idaho Tax-Free Fund shall not exceed .50 of one percent (.50%) per annum of the fund's average daily net assets.

     2. The Distribution Expenses provided for in paragraph 1 of this Plan may be spent by each Fund on any activities primarily intended to result in the sale of each Fund's shares, including, but not limited to, compensation paid to and expenses incurred by officers, directors, employees or sales representatives of the Fund, or broker-dealers or other third parties, in consideration of their promotional and distribution services, which services may include assistance in the servicing of shareholder accounts produced by third parties, and may include promotional, travel, entertainment and telephone expenses, the printing of prospectuses, and reports for other than existing shareholders, preparation and distribution of sales literature, and advertising of any type.

     3. This Plan shall not take affect until it has been approved by (a) a vote of at least a majority of the outstanding voting securities of the Fund and (b) a vote of the Board of Directors of the Corporation, including the affirmative vote of at least a majority of those Directors who are not "interested persons" ( as defined in the Act) of the Fund and have no direct or indirect financial interest in the operation of the Plan or in agreements related to the Plan (the "Rule 12b-1 Directors"), cast in person at a meeting call for voting on the Plan.

     4. Any agreements related to this Plan shall be in writing, the form thereof must be approved by the Board of Directors (including the disinterested Directors), and may be terminated at any time in the manner provided for termination of this Plan in paragraph 7 below.

     5. This Plan and agreements hereunder shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 3(b).

     6. The persons authorized to direct the disposition of Distribution Expenses paid or payable by the Fund pursuant to this Plan or any related agreement shall be the President of the Corporation or his designee. The President shall provide to the Corporation's Directors, and the Directors shall review at least quarterly, a written report of the Distribution Expenses so expended and the purposes for which such expenditures were made.

     7. This Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Directors, or by vote of a majority of the outstanding voting securities of each Fund.

     8. This Plan may not be amended to increase materially the limit upon Distribution Expenses provided in paragraph 1 or to change materially the nature of such Distribution Expenses provided in paragraph 2 hereof unless such amendment is approved in the manner provided for in paragraph 3 hereof.

     9. While this Plan is in effect, the selection and nomination of Directors who are not interested persons (as defined in the Act) of the Fund shall be committed to the discretion of the Directors who are not interested persons.

     10. The Fund shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 6 hereof, for a period of not less than six (6) years from the date of this Plan, or the agreements or of such reports, as the case may be, the first two (2) years in an easily accessible place.

     11. It is the opinion of the Corporation's Directors and Officers that the following are not expenses primarily intended to result in the sale of shares issued by the Fund: as to the First Hawaii Municipal Bond Fund and First Hawaii Intermediate Municipal Fund, fees and expenses of registering each Fund as a broker-dealer or of registering an agent of each Fund under federal or state laws regulating the sale of securities, provided that no sales commission or "load" is charged on sales of shares of each Fund; and fees and expenses of preparing and setting in type the Fund's registration statement under the Securities Act of 1933. Should such expenses be deemed by a court or agency having jurisdiction to be expenses primarily intended to result in the sale of shares issued by each Fund, they shall be considered to be expenses contemplated by and included in this Distribution Plan, but not subject to the limitation prescribed in paragraph 1 hereof.


     IN WITNESS WHEREOF, the Corporation has executed this Distribution Plan on behalf of the Fund on the day and year set forth below.




                              FIRST PACIFIC MUTUAL FUND, INC.




                              By:____/s/ Terrence K.H. Lee_________________
                                   Terrence K.H. Lee, President

[Corporate Seal]

                              Attest:_/s/ Jean Chun________________________
                                   Jean Chun, Secretary


                              Date:_____________________________________








                    AMENDMENT TO DISTRIBUTION PLAN
                       Dated February 1, 1999



The following Sections of the Distribution Plan are Amended as follows:

Section 1. The Fund may finance activities which are primarily intended to result in the sale of its shares in accordance with this Plan. The expenses of such activities ("Distribution Expenses") shall not exceed
 .25 of one percent (.25%) per annum of the First Hawaii Municipal Bond Fund, First Hawaii Intermediate Municipal Fund and First Idaho Tax-Free Fund.

Section 11. It is the opinion of the Corporation's Directors and Officers that the following are not expenses primarily intended to result in the sale of shares issued by the Fund: as to the First Hawaii Municipal Bond Fund, First Hawaii Intermediate Municipal Fund and First Idaho Tax-Free Fund, fees and expenses of registering each Fund as a broker-dealer or of registering an agent of each Fund under federal or state laws regulating the sale of securities, provided that no sales commission or "load" is charged on sales of shares of each Fund; and fees and expenses of preparing and setting in type the Fund's registration statement under the Securities Act of 1933. Should such expenses be deemed by a court or agency having jurisdiction to be expenses primarily intended to result in the sale of shares issued by each Fund, they shall be considered to be expenses contemplated by and included in this Distribution Plan, but not subject to the limitation prescribed in paragraph 1 hereof.



                              FIRST PACIFIC MUTUAL FUND, INC.




                              By:____/s/ Terrence K.H. Lee_________________
                                   Terrence K.H. Lee, President

[Corporate Seal]


                              By:____/s/ Jean M. Chun_____________________
                                   Jean M. Chun, Secretary



                              Date:_______________________________



             AMENDMENT TO DISTRIBUTION PLAN AGREEMENT
                     Dated October 1, 1999

     The First Idaho Tax-Free Fund has terminated any and all affiliations with this Distribution Plan Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                         FIRST PACIFIC MUTUAL FUND, INC.



                         By:____/s/ Terrence K.H. Lee_______________________
                              Terrence K.H. Lee, President

[Corporate Seal]

                         Attest:__/s/ Jean Chun_____________________________
                              Jean Chun, Secretary